Exhibit 10.6

FORM OF SECOND AMENDED AND RESTATED SERVICES AGREEMENT

SECOND AMENDED AND RESTATED SERVICES AGREEMENT (the “Agreement”), dated [●], 2015, by and between Continental Grain Company, a Delaware corporation (“CGC”), and Wayne Farms LLC, a Delaware limited liability company (the “Company”).

WHEREAS, CGC and the Company are parties to the Services Agreement dated as of March 4, 2005 between CGC and the Company;

WHEREAS, the Services Agreement was amended and restated in its entirety as of August 30, 2013 (as amended, supplemented and otherwise modified through the date hereof, the “Existing Agreement”);

WHEREAS, the Company and CGC desire to amend and restate the Existing Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree that effective as of the date hereof, the Existing Agreement shall be amended and restated in its entirety as follows:

1.          Provision of Services. Subject to the terms and conditions of this Agreement (including, without limitation, Section 5 hereof), during the term of this Agreement, CGC agrees to provide to the Company the following services (collectively, “Services”):

1.1             Treasury Administration. CGC agrees to make its treasury staff available to the Company to provide any necessary treasury services (of the type and to the extent made available to the other Subsidiaries and divisions of CGC) from time to time upon reasonable request by the Company.

1.2             Insurance Administration. CGC agrees to make its insurance staff available to the Company for the purpose of evaluating the Company’s commercial property and liability exposures, negotiating, purchasing and maintaining appropriate insurance coverages, administering relationships with the insurance markets and negotiation and settlement of claims.

1.3             Federal, State and Local Tax Administration. CGC agrees to make qualified, administrative and other professional personnel available to the Company to prepare and file federal, state and local income or gross receipts tax returns, abandoned property tax returns, state qualification filings, payroll, FICA and other federal, state and local withholding returns and state annual reports, to provide advice on federal, state and local income or gross receipt taxes and tax planning to assure compliance with all federal, state and local tax obligations of the Company and to represent the Company with respect to any audits, hearings or appeals by federal, state or local tax jurisdictions pertaining to any tax filings made by the Company.

1.4             Public Relations and Communications. CGC agrees to provide consulting services to the Company relating to shareholder and public relations and for external and internal (i.e., employee) communications.

1.5             Human Resources. CGC agrees to make its Human Resources Department available for consulting services to the Company for employment, employee relations, management training, succession planning, employee benefits, compensation, and executive compensation programs; for compliance with federal, state, and local government regulations which require Company-supplied information (e.g., ERISA, nondiscrimination); and for providing certain consolidated payroll as well as workmen’s compensation and employee benefit administration services (e.g., retirement plan administration).

1.6             Legal. CGC agrees to make its in-house legal counsel and staff available to the Company for day-to-day legal advice of the type provided by such persons to the Company prior to the date of this Agreement. CGC also agrees to use its commercially reasonable efforts to procure the services of outside legal counsel from time to time at the reasonable request of the Company.

1.7             Environmental Consulting Services. CGC agrees to make its personnel available to the Company for the purpose of evaluating the Company’s environmental and worker health and safety matters, including compliance with its obligations under relevant laws and regulations and agreements.

1.8             Third Party Services. CGC agrees to use its commercially reasonable efforts to procure the services of an agricultural economics and futures consulting service and other third party service providers on behalf of the Company as the Company may reasonably request from time to time.

1.9             Other. CGC agrees to provide to the Company, at the reasonable request of the Company, other corporate services that it provides to other Subsidiaries and divisions of CGC from time to time.

2.          Insurance. Subject to the terms and conditions of this Agreement (including, without limitation, Section 3 hereof), CGC agrees to continue to provide the Company coverage under insurance policies maintained by CGC or under separate insurance policies maintained for the Company for the types of insurance coverage set forth on Schedule A (the “Insurance Coverage”); provided, that (i) the Company shall pay all self insurance and deductible amounts attributable to insurance provided to the Company hereunder and (ii) CGC shall not be obligated to permit participation in such insurance coverage if the applicable insurer is not willing to extend such insurance coverage to the Company or if the extension of coverage to the Company results in any significant increase in the portion of the insurance premium paid for CGC’s coverage (unless the Company reimburses CGC for such increase).

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3.          Availability; Conflict; Service Providers; Additional Services.

3.1             Availability; Conflict. Notwithstanding anything herein to the contrary, CGC shall only be obligated to use its commercially reasonable efforts to provide any Service or Insurance Coverage hereunder and, without limiting the generality of the foregoing, may, in its sole discretion, decline to provide any Service or Insurance Coverage hereunder if: (a) facilities or personnel of CGC are not reasonably available to provide such Service or Insurance Coverage on a nondiscriminatory basis; (b) providing such Service or Insurance Coverage would interfere (other than in an insignificant manner) with CGC’s conduct of its businesses; (c) in CGC’s good faith reasonable judgment, CGC’s providing such Service or Insurance Coverage could reasonably result in significant tax disadvantages for CGC, could reasonably conflict with any applicable law, regulation, ordinance or policies (provided, that such policies apply generally to substantially all of CGC’s Subsidiaries receiving such Service or Insurance Coverage of CGC) or could reasonably result in a conflict of interests; or (d) providing such Service or Insurance Coverage would violate any agreement with any third party (it being understood that CGC shall not and shall cause its Subsidiaries not to enter into any agreement which is intended to frustrate the provisions of this Agreement).

3.2             Service Providers. Services or Insurance Coverage to be provided by CGC hereunder may be provided by employees of CGC or any of its Subsidiaries, or by third parties selected by CGC. To the extent third party personnel or services are provided, CGC shall make such personnel and services available to the Company on the same basis as such third party personnel and services are made available to the other Subsidiaries and divisions of CGC from time to time. If CGC does not provide any Service or Insurance Coverage for any of the reasons enumerated herein, the Company will not be obligated to pay for any such items that CGC does not provide.

3.3             Additional Services. At any time prior to the termination of this Agreement, the parties may add additional services to be provided by CGC to the Company pursuant to the terms of this Agreement, including additional fees and/or allocations of costs associated with the provision of such additional services, subject to the approval of the Board of Directors of the Company.

4.          Price and Payment for Services and Insurance Coverage.

4.1             Management and Services. For the Services described in Section 1, other management services provided to the Company by senior management of CGC and in consideration of the retention by CGC of certain obligations with respect to the Continental Grain Company Pension Plan, the Company shall pay to CGC a fee in an amount determined in accordance with the following sentence (the “Management and Services Fee”). The Management and Services Fee shall initially be $6,000,000 per year and shall be reduced by $250,000 each year on the anniversary of the Agreement; provided, that in the event the Company and CGC determine to terminate any portion of the services provided hereunder, the parties shall negotiate an appropriate reduction in the Management and Services Fee.

4.2             Insurance. For the Insurance Coverage described in Section 2, CGC shall bill the Company at a price equal to the actual cost to CGC of including the Company on such policies, based on a reasonable cost accounting method of determining the Company’s percentage share of such premiums, as determined by CGC in a manner consistent with allocations made to other Subsidiaries and divisions of CGC.

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4.3             Reimbursement of Third Party Costs. The Company shall reimburse CGC for its allocated portion of third party payments incurred by CGC in connection with the provision of the Services and the Insurance Coverage and for other third party services procured by CGC on behalf of the Company (collectively, “Third Party Services”).

4.4             Billing and Payment.

(a)            Billing Generally. CGC shall invoice the Company: (i) for the Management and Services Fee, on a monthly basis in advance on the first day of each fiscal month of the Company and (ii) for Third Party Services and for any Insurance Coverage provided to the Company, upon or reasonably prior to the payment by CGC of such costs or insurance premiums (such invoice to include the approximate date when CGC intends to pay (or accrue) such costs or insurance premiums).

(b)           Payment. The Company shall pay in full the amounts due as stated on each such CGC invoice within 30 days after the date of such invoice; provided, that in connection with clause (ii) of paragraph (a) above, CGC shall not send invoices to the Company unreasonably in advance of the date the amounts covered thereby are due or payable. In the case of any bona fide dispute as to any portion of amounts owed hereunder, so long as the Company pays the undisputed portion thereof, the failure to pay the disputed portion thereof shall not be deemed a default hereunder for a reasonable period of time in order that the parties may in good faith resolve such dispute.

4.5             Taxes. In addition to the payments to be made by the Company under Section 4.4, the Company shall pay all taxes, including without limitation sales and use tax (but excluding any tax based upon net income of CGC) if imposed by any government or governmental authority as a result of payment of amounts by the Company under Section 4.4(a).

5.          Term and Termination.

5.1             Term. The initial term of this Agreement is from the date hereof through the fifth anniversary of the date hereof (the “Initial Term”). After the Initial Term, unless terminated pursuant to Section 5.2, the Agreement shall be automatically renewed for additional one-year terms (each, a “Renewal Term”).

5.2             Termination. CGC may terminate this Agreement on any date on or after the date hereof by providing the Company with written notice thereof given at least 90 days prior to the effective date of termination. After the expiration of the Initial Term, the Company, acting through the determination of the board of directors of Wayne Farms, Inc., its managing member, may terminate this Agreement by providing CGC with written notice thereof at least 180 days prior to the expiration of a Renewal Term. The Company shall pay CGC all amounts due hereunder for the Services, the Third Party Services and the Insurance Coverage provided by CGC prior to the effective date of termination, and for any unpaid Management and Services Fees, including, without limitation, any unpaid Management and Services Fees for the month in which such termination becomes effective, in each case subject to proration for any partial fiscal month in the event of a termination pursuant to this Section 5.2 prior to the end of any fiscal month, within 30 days after the effective date of termination. If the Company or any Subsidiary of the Company ceases for any reason to be a Subsidiary of CGC, CGC shall cease to be obligated to provide the Services or Insurance Coverage provided hereunder by CGC and its Subsidiaries effective on the date such entity ceases to be a Subsidiary of CGC.

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5.3             Default and Remedies.

(a)            Event of Default. Either party shall be in default hereunder if (i) such party commits a material breach of any term of this Agreement and such breach continues uncured for 30 days (or 10 days in the case of a failure by the Company to pay CGC thereof any sums payable to CGC under this Agreement) following receipt of written notice thereof from the other party; (ii) such party makes an assignment for the benefit of any creditor; (iii) there is a filing of an involuntary case for the entry of relief against such party under any bankruptcy, insolvency or similar law for the relief of debtors and such case remains undismissed for 30 days or more; (iv) a trustee or receiver is appointed for such party or its assets or any substantial part thereof; or (v) such party files a voluntary petition under any bankruptcy, insolvency or similar law of the relief of debtors.

(b)           Remedies.

(i)       In the event of any default by the Company hereunder, CGC may exercise any or all of the following remedies: (A) declare immediately due and payable all sums for which the Company is liable under this Agreement; (B) decline to perform any of its obligations hereunder; and/or (C) terminate this Agreement.

(ii)      In the event of any default by CGC hereunder, the Company may terminate this Agreement and recover any Management and Services Fees paid in advance for Services not performed.

(iii)     In addition to the remedies set forth in clauses (i) and (ii), a nondefaulting party shall have all other remedies available at law or equity, subject to subsection (c) below.

(c)            Limitation on Remedies. IN NO EVENT SHALL CGC, ITS SUBSIDIARIES AND ITS AFFILIATES (INCLUDING THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) (COLLECTIVELY, THE “CGC PARTIES”) BE LIABLE FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, IN CONNECTION WITH OR ARISING OUT OF THE SERVICES AND INSURANCE COVERAGE PROVIDED UNDER OR RELATING TO THIS AGREEMENT. Notwithstanding the forum in which any claim or action may be brought or asserted, CGC’s or its Subsidiaries’ liability for acts or omissions arising from or relating to its obligation to provide the Services and Insurance Coverage under this Agreement shall be limited to repayment, as general damages, of payments for Services and Insurance Coverage provided pursuant to this Agreement unless such act or omission resulted from the gross negligence or willful misconduct of CGC or such Subsidiary, in which case CGC’s liability shall be limited to the amount reasonably necessary for the Company to procure substitute services, software or insurance coverage or guarantees. With respect to such Services and Insurance Coverage, CGC and its Subsidiaries shall in no circumstances have any other financial liability whatsoever. The Company agrees that the provisions of this Section 5.3(c) limiting their remedies and liquidating their damages are reasonable in the circumstances existing on the date of this Agreement.

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6.          Indemnification by the Company. The Company shall indemnify and hold CGC and the other CGC Parties harmless from and against any losses, liabilities, claims, damages, obligations, payments, cost and expenses which may be asserted against CGC or any other CGC Party by any third party by reason, or as a result, of any acts or omissions of CGC or the CGC Parties in connection with the Services and Insurance Coverage provided under this Agreement, including, but not limited to, claims arising out of the negligence of CGC or the CGC Parties in connection with, or related to, the Services and Insurance Coverage provided under this Agreement.

7.          General Provisions.

7.1             Notices. All communications to any party hereunder shall be in writing and shall be delivered in person or sent by facsimile, email, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1) (and shall be deemed to have been given as of the date so delivered or sent):

if to the Company, to:

Wayne Farms LLC
4110 Continental Drive
Oakwood, Georgia 30566
Facsimile: (770) 538-2164
Attn: Barbara Mistarz, Esq.

Email: barb.mistarz@waynefarms.com

if to CGC, to:

Continental Grain Company
277 Park Avenue
New York, New York 10172
Facsimile: (212) 527-1540
Attention: Michael Mayberry, Esq.

Email: Michael.Mayberry@conti.com

7.2             Definitions. As used herein, unless the context otherwise requires:

“Subsidiaries” means, as to any specified person or entity, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such specified person or entity.

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7.3             Force Majeure. A party shall not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortage of materials or supplies, or any other cause beyond the reasonable control of such party (a “Force Majeure”); provided that the party whose performance is delayed or prevented promptly notifies the other party of the Force Majeure cause of such prevention or delay; and provided, further, that if the prevention or delay of such party’s performance of this Agreement continues for more than 60 days, then the other party may terminate this Agreement by giving written notice of termination.

7.4             Independent Contractors. The parties shall operate as, and have the status of, independent contractors and shall not act as or be an agent, partner or co-venturer of the other party. No employee of CGC or any of its Subsidiaries or affiliates engaged in performing Services or involved in the provision by CGC of any Insurance Coverage shall, under any circumstances, be considered to be employees of the Company or any of its Subsidiaries or affiliates and no employee of the Company or any of its Subsidiaries or affiliates shall be considered to be employees of CGC by reason of this Agreement, or the provision of any Services or Insurance Coverage. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

7.5             Confidentiality and Nondisclosure. Each party hereby covenants and agrees with the other that, except as may be required by law, rule or regulation, or required in order to fulfill such party’s obligations under this Agreement, such party shall not at any time reveal, divulge, disclose or make known to any person or entity (other than the parties and their respective affiliates or their respective accountants or legal counsel) any confidential or proprietary information concerning the other that was obtained in connection with performance of this Agreement. The obligations of confidentiality under this Section 7.5 shall not apply with respect to any portions of such information that: (i) become public knowledge without breach of this Agreement or any other agreements concerning confidentiality; (ii) are generally disclosed by a party who is not bound by any agreement of confidentiality; or (iii) must be disclosed pursuant to applicable law, regulation or order, in which case the disclosing party shall promptly notify the other party of any such requirement and shall permit the other party to seek confidential treatment for such information.

7.6             No Implied Licenses or Assignments. Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress, patent right or other intellectual or industrial property right.

7.7             Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of this Agreement or of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.

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7.8             Assignment. Except as permitted under Section 3, neither party shall be entitled to assign its rights or delegate its obligations under this Agreement to any third party without the prior written consent of the other party. Except as permitted under Section 3, any attempted or purported assignment or delegation without such required consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

7.9             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would indicate the applicability of the laws of any other jurisdiction.

7.10             Severability. If any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, then such provision shall, to the extent permitted by the court, not be voided but shall instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement shall remain in full force and effect according to its terms.

7.11             Sections and Headings. The headings contained herein are for the convenience of reference only and are not intended to define, limit, expand, or describe the scope or intent of any clause or provision of this Agreement.

7.12             Entire Agreement. This Agreement, together with all schedules hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings among the parties, both oral and written, regarding such subject matter.

7.13             Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement shall together constitute one original of this Agreement.

7.14             No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their permitted successors and assigns and persons entitled to the benefit of Section 6) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.15             Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury.

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7.16             Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Agreement. The execution, delivery and effectiveness of this Agreement shall not extinguish the obligations of the parties under the Existing Agreement with respect to periods prior to the date hereof or operate as a waiver of any right, power or remedy of any party under the Existing Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first written above.

CONTINENTAL GRAIN COMPANY

By:
Name:
Title:

WAYNE FARMS LLC

By:
Name:
Title:

Signature page to the Second Amended and Restated Services Agreement

SCHEDULE A

Types of Insurance Coverage

•         Commercial General Liability

•         Automobile Liability

•         Workers Compensation and Employers Liability

•         Umbrella and Excess Liability

•         All Risk Property

•         Business Interruption and Extra Expense

•         Directors and Officers Liability

•         Fiduciary Liability

•         ERISA Fidelity

•         Livestock

•         Inland, Air and Ocean Marine Cargo

•         Builder’s Risks

•         Disability

•         Life

•         Such other insurance as may from time to time be deemed prudent